The meeting will begin promptly at 10:00 a.m. CDT on Friday, April 24, 2026 First Business Financial Services, Inc. 2026 Annual Meeting of Shareholders To submit questions and/or vote during the Annual Meeting, you will need your voter control number that is printed in the shaded bar located on your Notice of Annual Meeting of Shareholders or on your proxy card.

Welcome to the First Business Financial Services, Inc. 2026 Annual Meeting of Shareholders

Agenda Annual Shareholder Meeting Q&A Session Shareholders who entered the meeting using their control number may submit questions by clicking on the “Q&A” icon in the upper right corner of meeting center screen as seen in the example below, entering their question and clicking the “send button on the right to submit. Questions will be answered during the Q&A Session following the conclusion of the Annual Shareholder Meeting.

Rules of Conduct Guidelines for questions: Questions pertinent to Annual Meeting matters will be answered during the meeting, subject to time constraints. Questions that are similar may be grouped together and answered once. Questions should be directly related to the business of First Business Financial Services, Inc. and the matters properly brought before the meeting. Unrelated questions will not be answered. Questions pertinent to the meeting matters that cannot be answered during the meeting due to time constraints will be answered and posted on the Company’s Investor Relations website. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting. Unauthorized recording of the Annual Meeting is prohibited. A playback of the meeting will be posted on the Company’s Investor Relations website: https://ir.firstbusiness.bank/news-presentations/investor-presentations-reports/default.aspx

Proposals Election of Directors: Carla C. Chavarria Jerry L. Kilcoyne Daniel P. Olszewski Approve the First Business Financial Services, Inc. 2026 Equity Incentive Plan. Approve, on a non-binding advisory basis, the compensation the Company’s named executive officers. Ratify the appointment of Crowe, LLP as our independent registered public accounting firm for 2026.

Executive Officers Corey Chambas CEO, First Business Financial Services, Inc. Jodi Chandler Chief Human Resources Officer Niamh Kristufek President – Specialty Finance Dan Ovokaitys Chief Information Officer Brad Quade EVP & Chief Credit Officer Dave Seiler President and Chief Operating Officer Jim Hartlieb President and CEO, First Business Bank Laura Garcia Chief Risk Officer Brian Spielmann Chief Financial Officer

Director Retirement – April 24, 2026 Ralph R. Kauten As previously disclosed, Ralph R. Kauten will retire from the Company’s Board following the conclusion of the 2026 Annual Meeting of Shareholders. The Board wishes to express its gratitude for his dedicated service to the Board, the Company and our shareholders.

Leadership Transition – May 3, 2026 As previously disclosed, Dave Seiler, President and Chief Operating Officer of First Business Financial Services, Inc. has been appointed President and Chief Executive Officer effective May 3, 2026, succeeding Corey Chambas who has served as Chief Executive Officer since 2006.

Preliminary Results Elected Directors: Carla C. Chavarria Jerry L. Kilcoyne Daniel P. Olszewski Approved the First Business Financial Services, Inc. 2026 Equity Plan Approved, on a non-binding advisory basis, the compensation for the Company’s named executive officers. Ratified the appointment of Crowe, LLP as our independent registered public accounting firm for 2026.

Board of Directors Laurie S. Benson Carla C. Chavarria Corey A. Chambas Jerry L. Kilcoyne Daniel P. Olszewski W. Kent Lorenz Jason R. Graham David R. Seiler* *Effective May 3, 2026

Shareholder Questions Shareholders who entered the meeting using their control number may submit questions electronically by clicking on the Q&A icon in the upper right corner of the meeting center screen, entering their question and clicking the “send” button on the right to submit.

Additional Information Investor Relations Website: https://ir.firstbusiness.bank/investor-relations/default.aspx Contact Us: https://firstbusiness.bank/contact-us/

Thank you for attending the First Business Financial Services, Inc. 2026 Annual Meeting of Shareholders